                                                                   Exhibit 10.51




                                 REVOLVING NOTE

                           AMERICAN HOMEPATIENT, INC.

                                 PROMISSORY NOTE



$12,187,500.00                                                New York, New York
                                                               December 23, 1997

     FOR VALUE RECEIVED, AMERICAN HOMEPATIENT, INC., a Delaware corporation (the "BORROWER"), being liable hereunder, promises to pay to FIRST AMERICAN NATIONAL BANK (the "PAYEE"), on or before the Termination Date, the lesser of (x) TWELVE MILLION ONE HUNDRED EIGHTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS AND NO/100 ($12,187,500.00) and (y) the unpaid principal amount of all advances made by the Payee to the Borrower as Revolving Loans under the Credit Agreement referred to below.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times that shall be determined, and to make principal prepayments on this Note at the times that shall be determined, in accordance with the provisions of that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 1997 by and among the Borrower, the financial institutions party thereto and Bankers Trust Company, as the Agent (the "AGENT") (said Fourth Amended and Restated Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

     This Note is one of the Borrower's "Revolving Notes" in the aggregate principal amount of $325,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent located at One Bankers Trust Plaza, New York, New York, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Acceptance effecting the assignment or transfer of this Note shall have been accepted by Agent as provided in Section 11.05 (b)(ii) of the Credit Agreement, the Borrower and the Agent shall be entitled to deem the Payee as the owner and holder of this Note. Each of the Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

     Whenever any payment on this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note; provided, however, that if the day on which any payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day; provided further that if the date of any mandatory prepayment required to be made under the Credit Agreement is not a Business Day such payment shall be made on the immediately preceding Business Day.

     This Note is subject to mandatory prepayment as provided in Section 4.02(c) of the Credit Agreement and prepayment at the option of the Borrower as provided in Section 4.02(a) of the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in Section 11.05 of the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in Section 11.01 of the Credit Agreement, incurred in the collection and enforcement of this Note. The Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. THE BORROWER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING RELATED TO THIS NOTE.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first above written.

                                         AMERICAN HOMEPATIENT, INC.



                                         By:
                                              --------------------------------
                                              Name:  Mary Ellen Rodgers
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

                         TRANSACTIONS ON REVOLVING NOTE

                                                                    Amount of               Outstanding
                    Type of                 Amount of               Principal                Principal
                   Loan Made                Loan Made                 Paid                    Balance                 Notation
  Date             This Date                This Date               This Date                This Date                 Made By
  ----             ---------                ---------               ---------                ---------                 -------


